UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2002

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20765	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation of organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1 Sunrise Assisted Living, Inc. slideshow presentation (additional information)

Item 9.	Regulation FD Disclosure

     Attached hereto as Exhibit 99.1 is additional or revised information to be included in the Company’s slideshow presentation. By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosures of this information is required by Regulation FD or that the information is material or was non-public before its disclosure. The Company assumes no obligation to update or supplement forward-looking statements in its slideshow that become untrue because of subsequent events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC.
(Registrant)

Date: February 28, 2002	By:	/s/ Larry E. Hulse
Larry E. Hulse
Senior Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

99.1	Sunrise Assisted Living, Inc. slideshow (additional information)